UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 15, 2003

MANNATECH, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 S. Royal Lane, Suite 200

Coppell, Texas 75019

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 471-7400

Item 5. Other Events and Required FD Disclosure.

Mr. Brad Wayment resigned as Mannatech’s Senior Vice President of Marketing effective as of October 2, 2003 and Mannatech entered into a Separation Agreement in connection therewith. Under the terms of the Separation Agreement, Mr. Wayment is bound by certain non-compete and confidentiality clauses and Mannatech agreed to pay Mr. Wayment an aggregate amount of approximately $250,000 through September 2004. The payments consist of various compensation, accrued vacation, insurance, outplacement fees, and the purchase of his leased automobile. In addition, Mannatech agreed to accelerate the vesting of 16,666 of Mr. Wayment’s stock options and extend the expiration of all of his 100,000 stock options from November 2, 2003 to October 1, 2004, which resulted in Mannatech recording an estimated $250,000 charge in October 2003. Copies of the press release and the related Separation Agreement are attached hereto as Exhibits 99.1 and 99.2 of this Form 8-K.

On October 15, 2003, Mr. Jules Zimmerman resigned from Mannatech’s Board of Directors to spend more time with his family. Mannatech’s Board of Directors appointed Ms. Patricia A. Wier as an independent Director to replace Mr. Zimmerman as a Board member, Chair the Audit Committee and serve on its Compensation Committee. A copy of the press release related hereto is attached as Exhibit 99.3 to this Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquisitions.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

Exhibit Number	Exhibit

99.1*	Press release dated October 14, 2003 entitled “Steven Lemme to Spearhead Mannatech Inc. Marketing Efforts.”

99.2*	Separation Agreement dated October 2, 2003 between Mannatech and Mr. Brad G. Wayment.

99.3*	Press release dated October 15, 2003 entitled “Mannatech’s Board Appoints Patricia A. Wier to Board.”

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANNATECH, INCORPORATED

/s/ Samuel L. Caster
	Name:	Samuel L. Caster
Dated: October 20, 2003	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1*	Press release dated October 14, 2003 entitled “Steven Lemme to Spearhead Mannatech Inc. Marketing Efforts.”

99.2*	Separation Agreement dated October 2, 2003 between Mannatech and Mr. Brad G. Wayment.

99.3*	Press release dated October 15, 2003 entitled “Mannatech’s Board Appoints Patricia A. Wier to Board.”

*Filed herewith.